Exhibit 99.2

Bed Bath & Beyond, Inc. Shareholder FAQ – Warrant Dividend Distribution

What is a warrant?

A warrant is an option to buy common shares issued directly by a company. It gives the holder the right, but not the obligation, to purchase a share of common stock at a specified “exercise price”, on or before the warrant’s “expiration date.”

What is a warrant dividend?

A warrant dividend is a distribution of warrants by the company pro-rata to all existing common shareholders. As with a cash dividend, shareholders do not need to pay any amount or take any other action to receive the distribution. In the case of a warrant dividend the value being distributed to all shareholders is in the form of a warrant instead of cash.

Who will receive the warrants?

BBBY shareholders will receive one (1) warrant for each ten (10) shares of common stock held as of the record date of October 2, 2025, rounded down to the nearest whole number. As an example, a shareholder who owns 320 or 327 shares of common stock would receive 32 warrants.

When will the warrants be distributed?

On or about October 7, 2025.

When is the expiration date?

October 7, 2026.

What is the exercise price?

$15.50 per share.

Why is BBBY issuing these warrants?

BBBY believes that a warrant dividend distribution is a shareholder-aligned approach to raising additional equity capital that rewards current shareholders.  It allows existing BBBY investors to maintain their proportional ownership and participate equally in the company’s future upside, or to monetize their rights by selling the warrants for cash.

BBBY believes the warrants provide the opportunity to raise a meaningful amount of capital in a more cost-efficient manner than traditional equity offerings.  The pricing reflects our confidence in the company’s growth trajectory and our commitment to raise capital in an efficient manner.

What do I have to do to receive the warrants?

We believe that in most cases no action is required if you are a shareholder as of the October 2, 2025 record date and you have not lent out your shares to your broker or other parties. Contact your broker or, to the extent your shares are held in a registered account with Bed Bath & Beyond, Inc.’s transfer agent, contact Client Services at Computershare Trust Company, N.A., for details.

Can I sell my warrants? Will they trade publicly?

Except for applicable securities laws and company policies that may apply to insiders, we are not aware of any restrictions on buying or selling the warrants. We intend to apply for the warrants to be listed on the New York Stock Exchange to facilitate such trading, which may begin under ticker symbol BBBYW on the first trading day following the distribution date. After the Distribution Date, BBBY shareholders can trade or exercise the warrants irrespective of whether they continue to hold or sell their shares of BBBY common stock.

When will the warrants begin trading separately on the NYSE?

We currently expect the warrants to begin trading on the NYSE on the first trading day after the distribution date, under the ticker symbol BBBYW.

Can I receive a copy of the full warrant agreement?

Yes. BBBY expects to file the full warrant agreement with the SEC on or prior to the distribution date. It will be available via the SEC's EDGAR system at www.sec.gov and linked on the BBBY Investor Relations page.

Will this dilute my ownership?

There will be no dilution to BBBY shareholders if no warrants are exercised. By the expiration date of October 7, 2026, we expect all warrants will have either expired or been exercised. Since the warrants are being distributed pro-rata to all BBBY shareholders, if a shareholder decides to hold and exercise their warrants to purchase additional shares their percentage ownership of BBBY common stock is not expected to be diluted. On the other hand, if a current BBBY shareholder decides to sell their warrants in the market for cash, they will not be able to exercise and thus their percentage ownership may decline.

If warrants are exercised, what will Bed Bath & Beyond, Inc. use the proceeds for?

General corporate purposes.

Will the company be receiving any proceeds immediately?

No. Bed Bath & Beyond, Inc. will not receive any proceeds from this warrant distribution unless some or all holders exercise their warrants on or before the expiration date of October 7, 2026.

What happens to my warrants if the share price does not go up above the exercise price?

If you do not sell or exercise your warrants by the expiration date of October 7, 2026, your warrants will expire . To be clear, you may exercise a warrant at the exercise price even if the market price of BBBY shares does not go above the exercise price, but you may prefer to instead purchase those shares in the market at a lower price.

How will I know if the warrants are about to expire?

We recommend that you remember and set reminders for yourself of the expiration date of October 7, 2026, to ensure that you do not miss the opportunity to exercise. Bed Bath & Beyond, Inc. will also issue at least one public press release providing a reminder of the expiration date, between 10 and 30 days prior to the scheduled expiration date. We also recommend that you ask your broker what procedures and timeline it will follow regarding exercise, including because your broker may require you to give notice using a particular method and may apply an earlier deadline than close of business on the expiration date.

When can I exercise my warrants?

You may exercise your warrants at any time from the distribution date until the expiration date (or until any earlier deadline applied by your broker), subject to certain limited exceptions included in the warrant agreement and assuming we have filed a prospectus supplement relating to the exercise as described below on or before the distribution date.

How do I exercise the warrants?

To exercise the warrants, you must have funds available to pay the exercise price in cash. You should discuss with your broker its procedures and timeline for effecting exercise on your behalf, because your broker may require you to give notice using a particular method and may require an earlier deadline than close of business on the expiration date.

I own my Bed Bath & Beyond, Inc. shares in an online brokerage account. How will I receive my warrants so I can exercise or sell them?

We believe that your broker will be responsible for crediting your account with warrants if you hold shares as of the record date and such shares are not being rehypothecated or loaned out. If your shares are being rehypothecated or loaned out, other mechanics may apply. In all cases you would need to contact your broker directly for confirmation and any other information regarding timing and access to warrants, including the mechanics for warrant sales and exercises.

What’s the last day I can buy Bed Bath & Beyond, Inc. shares and still receive the warrants?

We believe that in most cases you must purchase BBBY shares no later than close of trading on October 1, 2025 in order to receive the warrant dividend. Purchases made on or before October 1, 2025 would normally settle in time for you to be a holder at close of business on October 2, 2025 and thus be eligible to receive warrants.

If you buy shares on October 2, 2025 or later, you will not receive any warrants. In other words, October 2, 2025 is the expected ex-dividend date—the first trading day on which BBBY shares no longer carry the right to receive the warrants that will be distributed on or around October 7, 2025.

How do I exercise the warrants?

You can exercise the warrants through your broker (if held in "street name") or through the warrant agent, Computershare Trust Company, N.A., if you are a registered holder. Settlement will occur as soon as commercially practicable after your broker or Computershare processes the exercise. Please refer to the warrant agreement, including the section relating to "exercise terms" and the form of election to purchase warrant shares exhibit to the warrant agreement, which will be filed with the SEC together with the Form 8-A to register the warrants, at or prior to the distribution date.

What if I hold a number of BBBY shares that isn’t a multiple of 10?

The distribution of warrants is at a rate of 0.1 warrants for every share of common stock, rounded down to the nearest whole number of warrants. In practice each broker may round down the number of warrants deliverable to each account, without aggregating multiple accounts that you maintain with them. For example, if you hold 19 shares in one account with a broker and hold 14 shares in another account with the same broker, the broker may deliver only 1 warrant to each account, for a total distribution of only 2 warrants despite your ownership of 32 shares across both accounts.

Do non-U.S. shareholders qualify to receive the warrant dividend?

We are not aware of any restrictions on international shareholders receiving warrants if they hold BBBY common stock as of the record date. Tax treatment may vary based on a shareholder’s tax domicile as well as other factors, so both U.S. and non-U.S. shareholders should seek tax advice (see below). If you are a non-U.S. shareholder, you should contact your broker for jurisdiction-specific logistics, including with regard to warrant sales and exercises.

How are the warrants handled for shares held in a retirement brokerage account?

While we expect that in some cases warrants will be credited to your retirement brokerage account if you hold shares as of the October 2, 2025 record date, exercising or selling warrants from within a retirement account may be subject to additional rules or restrictions, and we recommend that you discuss with your retirement broker, advisor and/or administrator, as applicable.

What happens if I hold my BBBY shares in a margin account and the shares are on loan as of the October 2, 2025 record date?

If your BBBY shares are in a margin account, your broker may loan out your shares often without notifying you. This is standard practice for margin accounts. If your shares are loaned out at the time of the warrant dividend record date, you are not considered the shareholder of record for purposes of receiving the warrant dividend and will not receive any warrants directly from BBBY.

If your broker has loaned out your shares, instead of receiving actual warrants from BBBY, your broker may instead post a placeholder entry in your account called an "in lieu of" credit. This "in lieu of" warrant credit does not represent an exercisable warrant and you will not be able to exercise or trade your warrant entry unless your broker takes steps to obtain the actual warrants for you, which is not guaranteed.

How do I ensure I receive the actual exercisable BBBY warrants if I have a margin account?

Transfer your shares from a margin account to a cash account (or a fully paid-for account) before the October 2, 2025 record date of the warrant dividend, and confirm with your broker that your shares will be held in your name and not subject to lending or rehypothecation. Processing time varies by broker.

For U.S. taxpayers, how will the warrant distribution and/or exercise be treated for tax purposes?

The U.S. federal income tax treatment of the warrant distribution, and any future exercise of the warrants, may vary based on an investor’s specific circumstances. Bed Bath & Beyond, Inc. does not provide tax advice. Regardless of tax domicile, all investors are encouraged to consult their tax advisor regarding the potential impact of the distribution, and to read the tax reporting section of the prospectus supplement, which Bed Bath & Beyond, Inc. expects to file with the SEC on the distribution date.

Can I access a copy of the full warrant agreement?

Yes. Bed Bath & Beyond, Inc. expects to file the full warrant agreement with the SEC on the distribution date. It will be available via the SEC EDGAR system at www.sec.gov and linked on the Bed Bath & Beyond, Inc. Investor Relations page at investor.bedbathandbeyond.com.

Disclaimers

Forward Looking Statements

This FAQ contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated warrant distribution, including: our expectations regarding the warrant dividend and distribution; the anticipated record date and distribution date for the warrant distribution; the potential aggregate gross proceeds resulting from warrant exercises; the expected use of proceeds from any proceeds received from warrant exercises; that the warrant dividend and distribution is aligned with stockholder interests; the acceptance to trading of the warrants on the New York Stock Exchange; the price of those warrants and the existence of a market for those warrants; and the participation in the warrant distribution. These forward-looking statements are based on Bed Bath & Beyond, Inc.’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Bed Bath & Beyond, Inc.’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. Risks relating to the warrant distribution include, but are not limited to: that the warrant dividend and distribution is not aligned with stockholder interests; the acceptance of trading of the warrants on the New York Stock Exchange, the price of those warrants and the existence of a market for those warrants; and stockholder participation in the warrant distribution. These and other risks are more fully described in Bed Bath & Beyond, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, and other filings and reports that Bed Bath & Beyond, Inc. may file from time to time with the SEC. Forward-looking statements represent Bed Bath & Beyond, Inc.’s beliefs and assumptions only as of the date of this press release. Bed Bath & Beyond, Inc. disclaims any obligation to update forward-looking statements.

No Offer or Solicitation

This FAQ is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the warrants has not been registered under the Securities Act, as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

This FAQ contains a general summary of the warrants. Please read the warrant agreement when it becomes available and filed with the SEC in connection with the distribution date, as it will contain important information about the terms of the warrants.